Exhibit 99.2

LOWE'S Q3 2023 RESULTS

Financial Highlights

-7.4%
COMP SALES

33.7%
GROSS MARGIN
+36 basis points

13.2%
OPERATING MARGIN
+924 basis points vs. LY
+46 basis points vs. LY Adjusted Operating Margin[1]

$3.06
DILUTED EPS
+1,124% vs. LY
-6% vs LY Adjusted Diluted EPS[1]

We returned **$2.2 BILLION** to our shareholders through dividends and share repurchases

Note: Comparable sales are calculated based on comparison to weeks 28-40 in fiscal 2022.

1. Adjusted Operating Margin and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com for a reconciliation of non-GAAP measures.

Comparable Sales Summary

- 6.9% COMP TRANSACTIONS

- 0.5% COMP $101.49 AVERAGE TICKET

- 4.0% ONLINE SALES DECLINE

7 of 15 Regions
Delivered Comp Growth Above Company Average

U.S. Monthly Comp Performance



+4.0%
+3.4%
+1.4%
-6.3%
-8.3%
-7.3%
AUG
SEPT
OCT
2023
2022

Comp Sales by Ticket Size



>$500 -9.8%
$100-$500 -7.6%
<$100 -5.7%

Product Category Performance

Comp above company average in **7 of 14 product categories**

- BUILDING MATERIALS
- HARDWARE
- LAWN & GARDEN
- MILLWORK
- PAINT
- ROUGH PLUMBING
- TOOLS

Q3 Total Home Strategy Updates

TORO
Enhanced brand assortment with a new strategic partnership with The Toro Company

Launched omnichannel selling within our stores, making our endless aisle on Lowes.com available in-store

LOWE'S PRO
Positive Pro comp sales as investments in Pro brands, inventory depth, and multiple other Pro initiatives continue to resonate

"Lowe's delivered strong operating performance and improved customer service despite a greater-than-expected pullback in DIY. At the same time, our investments in Pro continue to resonate, resulting in positive Pro comps again this quarter."

– Marvin R. Ellison, Chairman & CEO

Total Home Strategy Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home Market Share Acceleration Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment

Q3 2023 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance to the three months ended October 28, 2022: adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impacts of a certain item, further described below, not contemplated in Lowe's Business Outlook. Fiscal 2022 Impacts During fiscal 2022, the Company recognized financial impacts from the following, not contemplated in the Company's Business Outlook for fiscal 2022: • In the third quarter of fiscal 2022, the Company recognized a pre-tax $2.1 billion long-lived asset impairment of the Canadian retail business (Canadian retail business transaction). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Operating Income (in millions, except percentage data) October 28, 2022 Operating Income, As Reported $ 924 Canadian retail business transaction 2,061 Adjusted Operating Income $ 2,985 Operating Margin, % of Sales, As Reported 3.95 % Adjusted Operating Margin, % of Sales 12.71 % Three Months Ended October 28, 2022 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 0.25 Canadian retail business transaction 3.32 (0.30) 3.02 Adjusted Diluted Earnings Per Share $ 3.27 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.